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Exhibit 7.1

                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

         AGREEMENT, made this 20th day of December, 2001, by and between CORPORATE MANAGEMENT SERVICES, INC. ("Shareholder"), Dipper Corporation, a Colorado Corporation ("Dipper"), and 21st Century Education, Inc., a Nevada corporation ("21st"), is for the purpose of setting forth the terms and conditions upon which Corporate Management Services, Inc. will sell to 21st 800,000 shares of Dipper's common stock.

         In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                               SALE OF SECURITIES

         Subject to the terms and conditions of this Agreement, the Shareholder agrees to sell, and 21st agrees to purchase, 800,000 shares of the common stock of Dipper for $25,000.

         Upon the execution of this Agreement, 21st will tender a cashiers check or wire transfer funds in the amount of $25,000 to Corporate Management Services, Inc. The amount of $25,000 will be payment in full of the shares described above and will only be refundable under the terms and conditions described below. Closing is considered to be at the time that the terms of this agreement is fulfilled and 21st takes possession of the stock certificates representing the 800,000 shares of common stock and Corporate Management Services, Inc. delivers all documents described below and all terms of this agreement are fulfilled.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Shareholder, and Dipper jointly and severally, represent and warrant to 21st the following:

         2.01 Organization. Dipper is a corporation duly organized, validly
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existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Colorado. All actions taken by the Incorporators, Directors and/or shareholders of Dipper have been valid and in accordance with the laws of the State of Colorado.

         2.02 Capital. The authorized capital stock of Dipper consists of
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20,000,000 shares of common stock, no par value, of which 1,230,000 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Dipper to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of 800,000 are subject to any stock restriction agreements. There are approximately 47 shareholders of Dipper. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and In accordance with Colorado corporate law.

         2.03   Financial Statements. Audited financial statements will be
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provided at the closing and will include the balance sheets of Dipper as of
April 30, 2001 and the related statements of income and

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Exhibit 7.1

retained earnings for the period then ended. In addition, unaudited financial statements for the period ended October 31, 2001 as included in a report on Form 10-Q SB have been or will be filed with the Securities and Exchange Commission. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Dipper throughout the periods indicated, and fairly present the financial position of Dipper as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

         2.04 Absence of Changes. Since October 31, 2001, there has not been any
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change In the financial condition or operations of Dipper, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse and will be fully disclosed.

         2.05 Liabilities. Dipper did not as of October 31, 2001 and at the
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signing of this Agreement, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Dipper's balance sheet as of October 31. 2001. Shareholder is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Dipper, its directors, officers or its common stock. There is no dispute of any kind between Dipper and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Dipper will be free from any and all liabilities, liens, claims and/or commitments .

         2.06 Tax Returns. Within the times and in the manner prescribed by law,
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Dipper has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Dipper have been audited by the internal Revenue Service. "The provision for taxes, if any, reflected in Dipper's balance sheet as of October 31,2001, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Dipper.

         2.07 Ability to Carry Out Obligations. Shareholder has the right,
              --------------------------------
power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Shareholder is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Shareholder to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Shareholder or upon the securities of Shareholder to be acquired by 21st.

         2.08 Full Disclosure. None of representations and warranties made by
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the Shareholder, or in any certificate or memorandum furnished or to be furnished by the Shareholder, or on its behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

         2.09 Contracts and Leases.  Dipper does not and has never carried on
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any business. Dipper is not a party to any contract, agreement or lease. No person holds a power of attorney from Dipper.

         2.10 Compliance with Laws. Dipper has complied with, and is not in
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violation of any federal, state, or local statute, law, and/or regulation pertaining to Dipper.

         2.11 Litigation.  Dipper is not (and has not been) a party to any suit,
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action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of


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Exhibit 7.1

Dipper, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Dipper. Dipper is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         2.12 Conduct of Business. Prior to the closing, Dipper shall conduct
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its business in the normal course, and shall not (without the prior written approval of 21st) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or
(vi) enter into any other transaction.

         2.13 Corporate Documents.  Copies of each of the following documents of
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Dipper, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement:

(i)      Articles of Incorporation;

(ii)     Bylaws;

(iii)    Organizational Consent of Directors;

(iv)     List of Shareholders;

(v) 10-Q including Balance Sheet as of October 31, 2001, together with other financial statements described in Section 2.03;

(vi)     Secretary of State Filing Receipt;

(vii)    Copies of all federal and state income tax returns of Dipper;

(viii)   Stock register and stock certificate records of Dipper

(ix)     Form 10SB

         2.15 Title. The Shareholder has good and marketable title to all of the
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securities to be sold to 21st pursuant to this Agreement. The securities to be sold to 21st will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholder is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be sold to 21st.

                                   ARTICLE III

                                INVESTMENT INTENT

         21st agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of Dipper.

         Dipper will not unduly delay or refuse to render a legal opinion to permit current shareholders of Dipper to transfer their securities, once a public market for the companies shares develops.

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Exhibit 7.1

                                   ARTICLE IV

                                     CLOSING

     The closing of this transaction will occur when all of the documents and/or consideration described below has been delivered. Unless the closing of this transaction takes place on or before December 31, 2001, then either party may terminate this Agreement. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

By the Shareholder:
-------------------

     A. A certificate or certificates for 800,000 shares of Dipper common stock, registered in names so designated by 21st.

     B. The resignation of all officers of Dipper.

     C. The resignation of all the directors of Dipper.

     D. A Board of Directors resolution appointing directors as designated by 21st.

     E. Certified Audited financial statements of Dipper, which shall include a balance sheet dated as of April 30, 2001 and statements of operations, stockholders' equity and cash flows for the twelve month period then ended.

     F. All of the business and corporate records of Dipper, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

By 21st:
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     A. A cashiers check or wired funds made payable to Corporate Management
Services, Inc. in the amount of $25,000, representing the payment in full for the 800,000 shares of Dipper common stock.

                                    ARTICLE V

                                    REMEDIES

     5.01 Arbitration. Any controversy or claim arising out of, or relating to,
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this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Littleton, Colorado in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     5.02 Indemnification. Each party to this agreement, jointly and severally
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agrees to indemnify each other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or any material misrepresentation contained herein or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

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Exhibit 7.1

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01 Captions and Headings. The Article and paragraph headings throughout
          ---------------------
this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement and any provision hereof, may not be
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waived, changed, modified, or discharged, orally, but only by an agreement In writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver
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of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each
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and every provision hereof.

     6.05 Entire Agreement. This Agreement contains the entire Agreement and
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understanding between the parties hereto, and supersedes all prior agreements and understandings.

     6.06 Notices. All notices, requests, demands, and other communications
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under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to Shareholders or Dipper.:
George Andrews, Corporate Management Services, Inc., 7899 West Frost Drive Littleton, CO 88128

If to 21st:
21st Century Education, Inc., attn: David Richter, Pres.

     6.07 Binding Effect. This Agreement shall inure to and be binding upon the
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heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     6.08 Effect of Closing. All representations, warranties, covenants, and
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agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

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Exhibit 7.1

     6.09 Mutual Cooperation. The parties hereto shall cooperate with each other
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to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     AGREED AND ACCEPTED as of the date first above written.

     Corporate Management Services, Inc.

     By:  /s/ George G. Andrews
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              George G. Andrews, President

     Dipper Corporation

     By: /s/ George G. Andrews
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              George G. Andrews, President

     21st Century Education, Inc.

     By: /s/ David Richter
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              David Richter, President